SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 23, 2010

RUBIO’S RESTAURANTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26125	33-0100303
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1902 Wright Place, Suite 300, Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:    (760) 929-8226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission to a Vote of Security Holders.

(a)           On August 23, 2010, Rubio’s Restaurants, Inc. (the “Company”) held its annual meeting.  The Company filed its definitive proxy statement for the proposals voted upon at the annual meeting with the Securities and Exchange Commission on July 21, 2010.

(b)           As of July 19, 2010, the record date for the annual meeting, 10,035,177 shares of the Company’s  common stock were issued and outstanding.  A quorum of 9,185,798 shares of common stock were present or represented at the annual meeting.  The following items of business were voted upon by stockholders at the annual meeting:

1.    Adoption of the Agreement and Plan of Merger, dated as of May 9, 2010, as amended by the Amendment to Agreement and Plan of Merger, dated as of July 18, 2010, among the Company, MRRC Merger Co., a Delaware corporation, and MRRC Hold Co., a Delaware corporation.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
7,694,325	369,250	2,015	1,120,208

2.    The following members of the Board of Directors were elected to hold office until the 2013 annual meeting of stockholders and until their respective successors are elected and qualified or their earlier resignation, death, or removal.  The voting results were as follows:

	Total Votes for Each Director	Total Votes Withheld from Each Director
Daniel E. Pittard	7,973,205	92,385
Timothy J. Ryan	7,981,208	84,382

There were 1,120,208 broker non-votes with respect to each of the nominees.

3.    Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 26, 2010.  The voting results were as follows:

For	Against	Abstain
9,135,805	15,478	34,515

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  August 23, 2010

RUBIO’S RESTAURANTS, INC.

By:	/s/ Frank Henigman
Frank Henigman, Senior Vice President and
Chief Financial Officer